Exhibit 10.4

Novation Agreement

Contract No.：【****】

This Novation Agreement is made on July 17, 2023, (“the Effective Date”).

Between

NEUSOFT MEDICAL SYSTEMS CO., LTD. (hereinafter referred to as “NEUSOFT”)

And

POSITRON CORPORATION (hereinafter referred to as “POSITRON”)

And

Shenyang Intelligent Neuclear Medical Technology Co., Ltd. (hereinafter referred to as “Intelligent Neuclear Company”)

WHEREAS NEUSOFT and POSITRON entered into a BUSINESS COOPERATION AGREEMENT (Agreement No.: 202112300001 , hereinafter referred to as “BCA”) and a PROJECT AGREEMENT NO. 1 (hereinafter referred to as “Project Agreement”) on the date of January 15, 2022. The above BCA and Project Agreement are collectively referred to as the “Original SKD Agreement”.

WHEREAS, NEUSOFT has separated the molecular imaging products business and established "Shenyang Intelligent Neuclear Medical Technology Co., Ltd.", which is a legally established limited company and a wholly owned subsidiary of NEUSOFT. Therefore, the original procurement business for molecular imaging products of NEUSOFT will be taken over by Intelligent Neuclear Company.

Hereby all parties mutually agree as follows:

1.  From the date of the execution of this Agreement, NEUSOFT transfers all the rights and obligations of the Original SKD Agreement to Intelligent Neuclear Company, and NEUSOFT is changed to Intelligent Neuclear Company as the subject of the Original SKD Agreement, and NEUSOFT shall no longer enjoy the rights stipulated in the Original SKD Agreement and not assume the obligations stipulated in the Original SKD Agreement. The other terms of the Original SKD Agreement remain unchanged, Intelligent Neuclear Company and POSITRON continue to perform the rights and obligations of the Original SKD Agreement.

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2.  The following information in the Original SKD Agreement will be updated as follows and will be executed by Intelligent Neuclear Company and POSITRON:

(1) The wire transfer/TT instructions in Article 10.3 of BCA and Article 4 of PROJECT AGREEMENT NO. 1 will be updated as follows:

Bank : CHINA MERCHANTS BANK H.O. SHENZHEN CHINA

Beneficiary : Shenyang Intelligent Neuclear Medical Technology Co., Ltd.

Account Number :

Swift Code :

Address : No.177-1 Chuangxin Road, Hunnan District, Shenyang, Liaoning, China

(2) The contact information in Article 17 of Intelligent Neuclear Company is as follows:

To Intelligent Neuclear Company

Shenyang Intelligent Neuclear Medical Technology Co., Ltd.

No. 177-2 Chuangxin Road, Hunnan District, Shenyang, Liaoning, China 110167

Tel.: 86-24-23358173

3.  This Agreement is a supplementary document to the Original SKD Agreement, and all Parties confirm that above clauses are the agreements between all Parties regarding the arrangement for subject change to the Original SKD with the new Effective Date of the original BSA / SKD Agreement to coincide with the date of this “Novation Agreement” and there is no dispute between all Parties referring to the contents above.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be validly executed by their duly authorized representatives, in three originals.

NEUSOFT MEDICAL SYSTEMS CO., LTD.	POSITRON CORPORATION

Date:	Date:

By	By

Name:	Name: ADEL ABDULLAH

Title:	Title: President

SHENYANG INTELLIGENT NEUCLEAR MEDICAL TECHNOLOGY CO.

By

Name:

Title:

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